Exhibit 99.1

Company Contact - Jim Dorsey
BioClinica, Inc.
267-757-3040

Trade Media — Rachel Summers
Diccicco Battista Communications
484-342-3600

Investor Contact - Michael Porter
Financial Media - Bill Gordon
Porter, LeVay & Rose, Inc.
212-564-4700

FOR IMMEDIATE RELEASE

BIOCLINICA ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

- Conference Call Today at 11:00 A.M. EST —

NEWTOWN, PA, November 9, 2011 — BioClinica®, Inc. (NASDAQ: BIOC), a global provider of clinical trial management and technology solutions, today announced its financial results for the third quarter and nine months ended September 30, 2011.

Financial highlights for the three months ended September 30, 2011 include:

•      Service revenues increased 4.1% to $16.6 million as compared with $16.0 million for the same period in 2010.

•      GAAP operating income was $479,000 (which included a restructuring charge of $1.0 million) as compared with $1.3 million for the same period in 2010.

•      GAAP net income was $358,000, or $0.02 per fully diluted share (which included a restructuring charge of $676,000, or $0.04 per share) as compared with $808,000, or $0.05 per fully diluted share, for the same period in 2010.

•      Non-GAAP operating income increased 8.2% to $2.0 million as compared with $1.9 million for the same period in 2010.

•      Non-GAAP net income increased to $1.4 million as compared with $1.2 million for the same period in 2010; on a fully diluted basis, non-GAAP earnings per share increased to $0.08 per fully diluted share as compared with $0.07 per fully diluted share reported for the same period in 2010.

•      Backlog increased 8.7% to $115.6 million as of September 30, 2011 as compared with $106.3 million as of September 30, 2010.

Financial highlights for the nine months ended September 30, 2011 include:

•      Service revenues increased 7.4% to $49.7 million as compared with $46.2 million for the same period in 2010.

•      GAAP operating income was $2.5 million as compared with $3.1 million for the same period in 2010.

•      GAAP net income was $1.6 million, or $0.10 per fully diluted share, as compared with $1.9 million, or $0.12 per fully diluted share, for the same period in 2010.

•      Non-GAAP operating income increased 17.5% to $5.9 million as compared with $5.0 million for the same period in 2010.

•      Non-GAAP net income increased to $3.8 million as compared with $3.1 million for the same period in 2010; on a fully diluted basis, non-GAAP earnings per share increased to $0.23 per fully diluted share as compared with $0.20 per fully diluted share reported for the same period in 2010.

-more-

“We continue to build our reputation in the industry for providing superior integrated clinical research technology solutions to our clients. With a full range of hosted and SaaS solutions, we support a growing number of clinical trials across the world,” said Mark L. Weinstein, President and CEO of BioClinica.  “Our third quarter results reflect the progress we have made as our clients seek improved speed and efficiency to implement and execute their clinical trials.  These improvements reflect the momentum that is building across all areas of our business, including increased interest in our core medical imaging services, Express EDC, OnPoint CTMS, Optimizer and Trident IVR/IWR. In addition to a growing revenue base, our continued development of our BioPACS™ imaging management system is resulting in efficiency gains that have contributed to improved year-over-year non-GAAP operating income.”

“Further, as clinical trial sponsors continue to reduce the number of  vendors they use by selecting providers who can fulfill more of their clinical trial software and imaging needs, BioClinica’s best-of-breed, interoperable platforms are gaining more traction across the industry.  In addition to a growing base of pharmaceutical and medical device clients, we are also experiencing increased interest from leading CROs to serve as their preferred providers for their global clinical trials,” Mr. Weinstein continued.

Two weeks ago BioClinica hosted its first annual eClinical users conference at the Microsoft Technology Center in Malvern, Pennsylvania. The two-day meeting was attended by over 80 current and prospective clients that ranged from the largest pharmaceutical and medical device companies to small biotech companies.   In commenting on the successful conference, Mr. Weinstein said, “Some of the most rewarding results of this conference were hearing our current clients talk about how satisfied they are with the solutions we provide them, and having them share their ideas on how we can continue to further advance our products and services.”

“With increased sales of our products and a strong backlog, we are on track to meet our previously issued guidance.  We are reiterating our expectations for full-year 2011 service revenues to be in the range of $66 to $70 million, our full-year GAAP EPS, including a restructuring charge of $0.07 per share, to be in the range of $0.16 to $0.21 per diluted share, and our full-year non-GAAP EPS to be in the range of $0.30 to $0.35 per diluted share,” he concluded.

During the third quarter, BioClinica purchased 51,700 shares of its stock at an average price of $4.81 per share, as part of its stock repurchase program. For the nine months ended September 30, 2011, BioClinica purchased 156,713 shares of its stock at an average price of $5.04 per share.  At September 30, 2011, there was $1.2 million of funds remaining that may yet be used to repurchase shares under the plan that originally authorized purchases up to $2 million.

Conference Call Information

Management of BioClinica, Inc. will host a conference call today at 11:00 a.m. EST.  Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.; international callers may telephone 201-689-8261, approximately 15 minutes before the call.  There will be a simultaneous webcast on www.bioclinica.com.  A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Acct # 360; Replay ID # 380957. The replay will also be on the website under “Investor Relations” at www.bioclinica.com for two weeks.

Non-GAAP Financial Information

BioClinica is providing information on 2011 and 2010 non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. The non-GAAP information excludes, certain of which are recurring in nature, the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. Therefore, the information may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.  Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.

About BioClinica, Inc.

BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial management solutions. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, clinical trial management and clinical supply chain design and optimization solutions. BioClinica solutions maximize efficiency and manageability throughout all phases of the clinical trial process. With over 20 years of experience and more than 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  In particular, the BioClinica’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to BioClinica’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within BioClinica’s control.  The factors discussed herein and expressed from time to time in BioClinica’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements.  The forward-looking statements are made only as of the date of this press release and BioClinica undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the BioClinica’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.

- FINANCIAL TABLES TO FOLLOW –

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	09/30/11	09/30/10	09/30/11	09/30/10
Service revenues	16,623	15,969	49,658	46,248
Reimbursement revenues	4,847	2,352	11,887	9,413
Total revenues	$21,470	$18,321	$61,545	$55,661

Costs and expenses:
Cost of service revenues	10,434	10,212	31,432	29,109
Cost of reimbursement revenues	4,847	2,352	11,887	9,413
Sales & marketing expenses	2,081	2,090	6,324	6,865
General & admin. expenses	2,434	2,069	7,027	6,057
Amortization of intangible assets related to acquisitions	155	194	467	473
Mergers & acquisition related costs	—	119	162	635
Restructuring costs	1,040	—	1,719	—
Total cost and expenses	20,991	17,036	59,018	52,552
Operating income	479	1,285	2,527	3,109
Interest income (expense) — net	(12)	10	(26)	11
Income before income tax	467	1,295	2,501	3,120
Income tax provision	109	487	868	1,198
Net income	358	808	1,633	1,922

Basic earnings per share	$0.02	$0.05	$0.10	$0.13

Weighted average number of shares - basic	15,640	15,174	15,645	14,958

Diluted earnings per share	$0.02	$0.05	$0.10	$0.12

Weighted average number of shares — diluted	16,383	15,796	16,515	15,730

BIOCLINICA, INC. AND SUBSIDIARIES

GAAP to non-GAAP Reconciliation (1)

(In thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	09/30/11	09/30/10	09/30/11	09/30/10

GAAP operating income	479	1,285	2,527	3,120
Stock-based compensation*	349	271	1,021	791
Amortization of intangible assets related to acquisitions	155	194	467	473
Merger & acquisition related costs	—	119	162	635
Restructuring charges	1,040	—	1,719	—
Non-GAAP operating income	2,023	1,869	5,896	5,019

GAAP net income	358	808	1,633	1,922
Stock-based compensation, net of taxes	227	167	664	487
Amortization of intangible assets related to acquisitions, net of taxes	101	120	304	291
M&A related cost, net of taxes	—	73	105	391
Restructuring charges, net of taxes	676	—	1,117	—
Non-GAAP net income	1,362	1,168	3,823	3,091

GAAP diluted earnings per share	$0.02	$0.05	$0.10	$0.12

Non-GAAP diluted earnings per share	$0.08	$0.07	$0.23	$0.20

*Stock based compensation included in total costs and expenses is as follows:

Cost of service revenues	120	97	351	284
Sales and marketing expenses	11	13	30	37
General and admin. expenses	218	161	640	470
Total stock-based compensation	349	271	1,021	791

(1) This table presents a reconciliation of GAAP to non-GAAP income from operations, net income and diluted earnings per share for the three months and nine months ended September 30, 2011 and 2010. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.

(2) The effective tax rate used for fiscal 2011 is 34.9%.

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(unaudited)

	September 30, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$12,292	$10,443
Accounts receivable, net	13,482	11,866
Prepaid expenses and other current assets	2,594	2,501
Deferred income taxes	4,098	3,625
Total current assets	32,466	28,435
Property & equipment, net	15,459	14,029
Intangibles, net	1,963	2,430
Goodwill	34,302	34,302
Deferred income taxes	87	128
Other assets	748	705

Total assets	$85,025	$80,029

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,168	$1,983
Accrued expenses and other current liabilities	4,185	4,283
Deferred revenue	13,377	13,395
Current maturities of capital lease obligations	342	168
Long-term liability for acquisition earn-out	2,000	—
Total current liabilities	22,072	19,829
Long-term capital lease obligations	1,296	710
Long-term liability for acquisition earn-out	—	1,886
Deferred income taxes	3,107	1,845
Other liability	1,621	880
Total liabilities	28,096	25,150

Stockholders’ equity:
Common stock	4	4
Treasury stock	(800)	(16)
Additional paid-in capital	49,231	48,074
Retained earnings	8,425	6,792
Accumulated other comprehensive income	69	25
Total stockholders’ equity	56,929	54,879

Total liabilities & stockholders’ equity	$85,025	$80,029

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For the Nine Months Ended
	09/30/11	09/30/10
Cash flows from operating activities:
Net income	1,633	1,922
Adjustments to reconcile net income to net cash provided by
Operating activities:
Depreciation and amortization	3,310	2,501
Provision for deferred income taxes	829	47
Bad debt recovery	(15)	(9)
Stock based compensation expense	1,019	791
Accretion of acquisition earn-out	114	245
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(1,603)	278
Increase in prepaid expenses and other current assets	(89)	(625)
(Increase) decrease in other assets	(42)	17
Increase (decrease) in accounts payable	113	(199)
Decrease in accrued expenses and other current liabilities	(89)	(1,136)
Decrease in deferred revenue	(19)	(1,127)
Increase in other liabilities	742	368
Net cash provided by operating activities	$5,903	$3,073

Cash flows from investing activities:
Purchases of property and equipment	(1,352)	(2,296)
Capitalized software development costs	(2,843)	(3,783)
Net cash used in investing activities	$(4,195)	$(6,079)

Cash flows from financing activities:
Proceeds from sale/leaseback	918	195
Payments under equipment lease obligations	(157)	—
Purchase of treasury stock	(784)	—
Excess tax benefit related to stock options	—	35
Proceeds from exercise of stock options	138	21
Net cash provided by financing activities	$115	$251

Effect of exchange rate changes on cash	26	1

Net increase (decrease) in cash and cash equivalents	1,849	(2,754)
Cash and cash equivalents at beginning of period	10,443	14,570

Cash and cash equivalents at end of period	$12,292	$11,816

#####